Exhibit 99.1

Digital Optics Corporation

Financial Statements

As of and for the year ended December 31, 2005 and 2004

INDEPENDENT AUDITORS’ REPORT

Digital Optics Corporation:

We have audited the accompanying balance sheets of Digital Optics Corporation (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity, and of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2005 and 2004 financial statements referred to above present fairly, in all material respects, the financial position of Digital Optics Corporation as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

March 21, 2006

TRUSTED BUSINESS ADVISORS

SOUTH TRYON SQUARE, 201 SOUTH TRYON STREET, SUITE 1500, CHARLOTTE, NC 28202 USA

TELEPHONE 704 377 0239     •   FACSIMILE 704 377 8663     •   WWW.GREERWALKER.COM

MEMBERS OF AMERICAN INSTITUTE OF CPAS     •   FINANCIAL CONSULTING GROUP, L.C.     •   PKF INTERNATIONAL

DIGITAL OPTICS CORPORATION

BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

(In thousands except share data)

	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	6,534	4,950
Accounts receivable, net	2,346	1,392
Inventories, net	1,397	1,043
Prepaid expenses and other assets	195	149

Total current assets	10,472	7,534

Property, net	14,196	17,388
Patents and license agreements, net	737	762
Other assets, net	3	26

Total assets	25,408	25,710

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	568	569
Accounts payable	547	459
Accrued expenses	514	457
Deferred revenue	6	56

Total current liabilities	1,635	1,541

Long-term debt	6,859	7,423
Series 1 mandatorily redeemable convertible preferred stock, par value $0.01; 4,166,667 shares authorized; 3,535,369 shares issued and outstanding (liquidation preference of $15,910,000)	11,145	10,944

STOCKHOLDERS’ EQUITY:
Common stock, par value $0.01; 7,000,000 shares authorized; 559,025 and 462,842 shares issued and outstanding for 2005 and 2004, respectively	6	5
Additional paid-in capital	43,104	42,909
Deferred Stock-Based Compensation	(168)	—
Accumulated deficit	(37,173)	(37,112)

Total stockholders’ equity	5,769	5,802

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity	25,408	25,710

See notes to financial statements.

DIGITAL OPTICS CORPORATION

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(In thousands)

	2005	2004
REVENUE	16,274	9,905
COST OF REVENUE	7,696	6,014

GROSS PROFIT	8,578	3,891

OPERATING EXPENSES:
Selling, general and administrative expenses	3,454	2,724
Research and development	4,751	4,260

Total	8,205	6,984

INCOME (LOSS) FROM OPERATIONS	373	(3,093)

OTHER INCOME (EXPENSE):
Interest, net	(233)	(388)
Other	—	16

Total	(233)	(372)

INCOME (LOSS) BEFORE INCOME TAXES	140	(3,465)

INCOME TAX PROVISION	—	—

NET INCOME/(LOSS)	140	(3,465)
Accretion of mandatorily redeemable convertible preferred stock	(201)	(198)

Net loss attributable to common shareholders	(61)	(3,663)

See notes to financial statements.

DIGITAL OPTICS CORPORATION

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(In thousands, except share data)

	Series 1 Mandatorily Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Stock Based Compensation	Accumulated Deficit	Total Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, DECEMBER 31, 2003	3,535,369	10,746	462,857	5	42,909	—	(33,449)	20,211

Accretion of mandatorily redeemable convertible preferred stock	—	198	—	—	—	—	(198)	—
Net loss	—	—	—	—	—	—	(3,465)	(3,465)

BALANCE, DECEMBER 31, 2004	3,535,369	10,944	462,857	5	42,909	—	(37,112)	16,746

Exercise of options	—	—	96,168	1	27	—	—	28
Deferred Stock-Based Compensation	—	—	—	—	168	(168)	—	—
Accretion of mandatorily redeemable convertible preferred stock	—	201	—	—	—	—	(201)	—
Net income	—	—	—	—	—	—	140	140

BALANCE, DECEMBER 31, 2005	3,535,369	11,145	559,025	6	43,104	(168)	(37,173)	16,914

See notes to financial statements.

DIGITAL OPTICS CORPORATION

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(In thousands)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	140	(3,465)
Adjustments to reconcile net income/loss to net cash from operating activities:
Depreciation and amortization	3,710	4,097
Expired patents	57	18
Changes in operating assets and liabilities:
Accounts receivable	(954)	150
Inventories	(354)	(293)
Prepaid expenses and other assets	(60)	(11)
Accounts payable	88	(203)
Accrued expenses	57	256
Deferred revenue	(50)	(32)

Net cash provided by operating activities	2,634	517

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property	(349)	(67)
Payments for patents	(164)	(157)

Net cash applied to investing activities	(513)	(224)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(569)	(528)
Proceeds from long-term debt	4	—
Proceeds from issuance of preferred and common stock	28	—

Net cash applied to financing activities	(537)	(528)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,584	(235)

CASH AND CASH EQUIVALENTS BALANCE, BEGINNING OF YEAR	4,950	5,185

CASH AND CASH EQUIVALENTS BALANCE, END OF YEAR	6,534	4,950

SUPPLEMENTAL SCHEDULE OF NON CASH FINANCING ACTIVITIES:
Accretion of mandatorily redeemable convertible preferred stock	(201)	(198)

See notes to financial statements.

DIGITAL OPTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(1) Summary of Significant Accounting Policies

Operations

Digital Optics Corporation (the “Company”) is a worldwide leader in the technology development, design, manufacture and marketing of micro optical sub-assemblies (OSAs) that are used in high-performance semiconductor equipment and other industries. The Company sells to customers located throughout the world.

Use of Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments having a original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash deposits with financial institutions that at times exceed federally insured limits. As of December 31, 2005 and 2004 cash deposits exceeded federally insured limits by approximately $6,590,000 and $4,800,000, respectively. Due to financial strength of the institution, management does not believe there is significant risk of loss.

Accounts Receivable

The Company extends credit to its customers. By their nature, accounts receivable involve risk, including the credit risk of nonperformance by the customer. The Company maintains allowances ($200,231 and $186,331 as of December 31, 2005 and 2004, respectively) which management believes are adequate to absorb estimated losses to be incurred in realizing the recorded amounts of its accounts receivable. These allowances are determined by management based on historical sales, historical loss levels, and an analysis of collectibility of individual accounts. When an account is determined to be uncollectible, it is then charged directly to bad debt expense. Receivables are considered past due based on contractual and invoice terms.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO method). The Company provides for potentially obsolete or slow-moving inventory based on management’s analysis of inventory levels and future sales forecasts.

Property

Property is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally ranging from three to ten years for equipment and 39 years for buildings. Gains and losses from disposals are included in the statement of operations.

Patent and License Agreements and Other Intangibles

Costs associated with patents and license agreements are recorded at cost. Patents are amortized on a straight-line basis over the estimated useful lives, ranging from 10 to 20 years. License agreements are amortized on a straight-line basis over the terms of the agreements. Other intangibles are amortized on a straight-line basis over their estimated useful lives.

Revenue Recognition

The Company accounts for its revenues under the provisions of Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.” Under the provisions of SAB No. 104, the Company recognizes revenues when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed and determinable, and collectibility of the resulting receivable is reasonably assured.

Deferred Revenue

Deferred revenue consists of billings on production and prototype orders that have not been completed by the end of the financial reporting period. Costs incurred on these orders are reflected in work in process inventories.

Stock-based Compensation

The Company’s employee stock option plans are accounted for in accordance with Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation, Transition and Disclosure.”

The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Consensus (“EITF”) No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Under SFAS No. 123 and EITF No. 96-18, stock option awards issued to non-employees are accounted for at fair value using the Black-Scholes option-pricing model. The Company believes that the fair value of the stock options are more reliably measured than the fair value of the services received. The fair value of each non-employee stock award is re-measured at each reporting date until a commitment date is reached, which is generally the vesting date.

The following table illustrates the effect on net income (loss) if the Company had applied the fair value method as prescribed by SFAS No. 123. The estimated fair value of each Company option is calculated using the Black-Scholes option-pricing model (in thousands):

	Years Ended December 31,
	2005	2004
Net income/(loss)—as reported	$(61)	$(3,663)
Less: Stock-based employee compensation expense determined under fair value based method	(73)	(46)

Net income (loss)—as adjusted	$(134)	$(3,709)

The weighted-average fair value, as defined by SFAS No. 123, of options granted for the years ended December 31, 2005 and 2004 were $1.38, and $0.30, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, and these assumptions differ significantly from the characteristics of Company stock option grants. The following weighted average assumptions are used to estimate the fair value of stock option grants in 2005 and 2004:

	Years Ended December 31,
	2005	2004
Expected life (years)	5.0	5.0
Risk-free interest rate	3.76%	3.41%
Dividend yield	0.0%	0.0%
Expected volatility	65%	70%

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R (revised 2004), “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123R supersedes APB No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123. However, SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure will no longer be an alternative. SFAS No. 123R will be effective in fiscal periods beginning December 15, 2005. In the first quarter of 2006, the Company will apply modified prospective application method and adopt SFAS No. 123R.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2005 and 2004 was approximately $31,000 and $19,000, respectively.

Shipping and Handling Costs

The Company includes shipping and handling costs in cost of goods sold, as incurred.

(2) Inventories

Inventories consisted of the following at December 31:

	2005	2004
Raw materials	558	334
Work in process	705	671
Finished goods	459	338

	1,722	1,343
Inventory reserves	(325)	(300)

Total	1,397	1,043

(3) Property

Property consisted of the following at December 31:

	2005	2004
Land	1,455	1,455
Building	8,963	8,963
Equipment, furniture and computer equipment	4,214	4,045
Production equipment	19,578	19,398

	34,210	33,861
Accumulated depreciation	(20,014)	(16,473)

Total	14,196	17,388

(4) Patents, License Agreements and Other Intangibles

The Company has a single license agreement with a university that gives it exclusive rights to manufacture and sell certain products protected by patents held by the university. The agreement requires certain minimum royalty payments. If the Company fails to meet certain milestones under the licence agreement, the university can end the period of exclusivity. Management believes the Company was in compliance with the terms of the agreement at December 31, 2005.

Costs recorded as patents and license agreements are as follows at December 31:

	2005	2004
UNC Charlotte patent	255	255
License Agreement	68	68
Other patents	939	858

	1,262	1,181
Less accumulated amortization	(525)	(419)

Total	737	762

(5) Long-term Debt

In November 2004, the Company amended the $8,500,000 promissory note by reducing the term loan to a new principal amount of $2,027,778 and entering into a new revolving credit facility of $6,000,000. The Company transferred the related funds between the term loan and revolving credit facility accordingly. Interest on the outstanding principal balance under the revolving credit facility is payable monthly at prime (7.25% as of December 31, 2005) plus .75%. The outstanding principal balance on the revolving credit facility at December 31, 2005 was $6,000,000, due July 2007. The facility is secured by substantially all of the assets of the Company.

Long-term debt consisted of the following at December 31:

	2005	2004
Note payable to a bank in monthly principal installments of $47,222 plus interest at prime (7.25% at December 31, 2005) plus .75% with a final payment of approximately $563,000, collateralized by substantially all of the Company’s assets	1,413	1,979
Notes payable to Digital Optics Corporation employees with annual payments of $2,500, including interest at 5.62% due by June 2012	14	17
Revolving credit facility	6,000	5,996

	7,427	7,992
Less current portion	(568)	(569)

Total long-term portion	6,859	7,423

Principal maturities of the notes payable at December 31, 2006 are as follows:

Year ending December 31:
2006	568
2007	6,848
2008	2
2009	2
2010	2
Thereafter	5

Total	7,427

The promissory note contains certain restrictive and financial covenants including current ratio, debt to equity ratio, and minimums for net worth and liquidity. The promissory note may be prepaid by the Company at any time without penalty.

In June 2002, the Company entered into agreements with certain employees whereby the Company repurchased 145,000 shares of common stock from the employees. The employees received notes from the Company as consideration for the shares of common stock. These notes are unsecured and accrue interest at a rate of 5.62% per annum. As discussed above, these notes had an outstanding principal balance of $14,146 and $16,879 at December 31, 2005 and 2004, respectively.

(6) Leases

As of December 31, 2005, the Company had no significant non-cancellable operating or capital leases with initial or remaining lease terms in excess of one year. Lease expense for the year ended December 31, 2005 and 2004 was approximately $30,000 and $28,000, respectively.

(7) Stockholders’ Equity

Mandatorily Redeemable Convertible Preferred Stock

The Series 1 Preferred Stock Purchase and Exchange Agreement was entered into July 23, 2003. The Series 1 Stock is convertible into a certain number of shares of the Company’s Common Stock. The conversion ratio used to determine the number of shares of Common Stock into which Series 1 Stock is convertible is currently 1 to 1. The conversion ratio is subject to adjustment by the anti-dilution provisions of the Company’s Certificate of Incorporation.

The holders of the Series 1 Stock vote together with the holders of the Common Stock on an as-if-converted basis. In addition, the holders of the Series 1 Stock have certain voting protective provisions that require the Company to obtain the affirmative vote of the holders of a certain percentage of the Series 1 Stock before the Company can take certain actions.

In addition, the Series 1 Stock has a liquidation preference over the Common Stock that is payable upon certain Liquidating Events (as defined in the Company’s Certificate of Incorporation). The per share liquidation preference for the Series 1 Stock is currently $4.50. After the payment to the holders of Series 1 Stock upon a Liquidating Event the remaining amounts to be distributed, if any, shall be distributed among the holders of the Common Stock and the Series 1 Stock pro rata based on the number of shares of Common Stock held by such stockholders (assuming full conversion of the Series 1 Stock).

The Company’s certificate of incorporation also provides for the redemption of the Series 1 Stock after July 1, 2008 upon the election of the holders of a majority of the Series 1 outstanding shares of Series 1 Stock. The redemption price is equal to $3.30 plus any accrued and unpaid dividends. Accretion related to the redemption of Series 1 Stock was $201,877 and $198,220 for the years ended December 31, 2005 and 2004, respectively. Total accretion of $497,929 is included in accumulated deficit.

(8) Income Taxes

Deferred income taxes result from differences in the financial statement and tax basis of assets and liabilities and available net operating loss carryforwards. Deferred tax assets relate to net operating loss carryforwards, depreciation, and allowances for bad debt and obsolete inventory.

As of December 31, 2005 and 2004, the Company had a deferred tax asset of approximately $14,000,000 and $14,500,000, respectively. Realization of the deferred tax asset is dependent upon future taxable income, if any, the amount and timing of which are uncertain and, accordingly, the deferred tax asset has been fully reserved by a valuation allowance of $14,000,000 and $14,500,000, respectively.

At December 31, 2005 and 2004, the Company had federal and state net operating loss carryforwards of approximately $37,600,000 and $37,400,000, respectively, which begin to expire in 2009, if not utilized sooner. The Internal Revenue Code provides limitations on net operating losses based upon changes in the equity of the Company. These limitations may limit the future utilization of net operating losses that currently exist.

(9) Retirement Plan

The Company maintains a defined contribution profit sharing plan which provides coverage to all full-time employees who are at least 18 years of age who were employeed by the Company for at least six months at the end of the plan year. Participants can contribute 1% to 50% of their compensation on a pretax basis. The Company matches 50% of the participants first 6% contributed to the Plan. The Company may also make a discretionary contribution at the end of each plan year. The Company’s expense associated with the Plan was approximately $140,150 and $106,600 for the years ended December 31, 2005 and 2004, respectively.

(10) Equity Compensation Plan

The Company maintains an Equity Compensation Plan (the “Plan”) whereby 1,016,171 and 1,112,339 shares of the Company’s common stock are available for granting common stock options under the Plan as of December 31, 2005 and 2004, respectively. The Company may, at its discretion, issue incentive or non-qualified options, stock appreciation rights, phantom stock or restricted stock. The terms and conditions of the awards made in accordance with the terms of the Plan vary but, in general, are at the discretion of the Compensation Committee. The option exercise price is set at no less than the estimated fair market value at the date of grant as determined by the Compensation Committee. Incentive stock options expire 10 years from the date of grant and generally vest in equal amounts over a period of three to five years from the date of grant.

The Company applies APB 25 accounting to its stock-based compensation plans.

During fiscal 2005 and 2004, the Company issued 147,350 and 90,867 options, respectively, to employees and external directors. Due to the difference between the exercise price and the estimated fair value of common stock, the Company recognized approximately $168,000 and $0 in deferred stock-based compensation for fiscal years 2005 and 2004, respectively. The deferred compensation amount will be amortized over the vesting period of the underlying stock option grants of three to five years. The Company deemed the compensation expense immaterial for the year ended December 31, 2005.

A summary of the status of the Equity Compensation Plan is presented below:

	Options Available for Grant	Number of Options Outstanding	Option Price per Share	Option Exercise Proceeds
				(in thousands)
Balance at December 31, 2003	346,705	765,634	$1.506	$1,153
Granted	(118,154)	118,154	$0.300	36
Exercised	—	—		—
Canceled	136,904	(136,904)	$6.659	(912)

Balance at December 31, 2004	365,455	746,884	$0.371	$277
Granted	(155,200)	155,200	$0.300	46
Exercised	—	(96,168)	$0.300	(28)
Canceled	62,105	(62,105)	$0.300	(19)

Balance at December 31, 2005	272,360	743,811	$0.363	$276

The weighted average exercise price for all options outstanding as of December 31, 2005 was $.36. The weighted average remaining contractual life of outstanding options is 4.81 years. Options to purchase 393,767 and 334,986 shares of common stock were exercisable at December 31, 2005 and 2004, respectively.

(11) Common Shares Reserved for Future Issuance

At December 31, 2005, the Company had reserved a total of 5,182,838 of its authorized 7,000,000 shares of common stock for future issuance as follows:

2005
Outstanding stock options	$743,811
Future issuance of stock options	272,360
Conversion of Series 1 preferred stock	4,166,667

Total	$5,182,838

(12) Concentration

Revenues from two separate customers represented 50% and 54% of total revenue in 2005 and 2004, respectively. At December 31, 2005 and 2004, the Company had receivables from these customers representing 59% and 54%, respectively, of total accounts receivable.

(13) Cash Flow Information

Supplemental cash flow information for the years ended December 31, is as follows, in thousands:

	2005	2004
Cash paid for interest	210	416